                                                                    EXHIBIT 99.1

                  CONSENT TO BE NAMED AS A PROPOSED DIRECTOR

  The undersigned, Linda McLoughlin Figel, hereby consents to being named as a proposed Director of Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), in the Registration Statement on Form S-3 of the Company relating to the Company's Senior Notes due 2006, Senior Subordinated Notes due 2007, Cumulative Redeemable Exchangeable Preferred Stock and Subordinated Exchange Debentures due 2008, and all amendments thereto.

                                               /s/ Linda McLoughlin Figel
                                          -------------------------------------
                                                   Linda McLoughlin Figel

Dated: April 16, 1996